                                                                    EXHIBIT 10.8

                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT
                             --------------------

     This Amended and Restated Employment Agreement (the "Agreement") is made, entered into and is effective as of July 1, 2000 by and between Illinois PCS, LLC, an Illinois limited liability company (the "Company"), Timothy M. Yager ("Executive") and, for the limited purposes specified herein, iPCS, Inc., a Delaware corporation (the "Parent").

                               WITNESSETH THAT:
                               ---------------

     WHEREAS, the Company desires to continue to employ Executive pursuant to the terms and conditions set forth in this Agreement and Executive desires to continue to be employed by the Company pursuant to the terms and conditions of this Agreement;

     WHEREAS, the Company is contemplating a reorganization (the
"Reorganization") pursuant to which the Company will be merged into a corporate subsidiary of the Parent (and following the Reorganization, such corporate subsidiary, which will be the survivor of the merger, shall thereafter be referred to herein as the Company);

     WHEREAS, following the Reorganization, an initial public offering of the common stock of the Parent is contemplated (the "IPO");

     WHEREAS, the Company, Executive and Parent previously entered into an Employment Agreement (the "Prior Agreement") as of February 29, 2000 (the "Effective Date"); and

     WHEREAS, the Company and Executive desire to amend, restate and continue the Prior Agreement in the form of this Agreement and for this Agreement to be effective as of the Effective Date and to remain in full force and effect subject to its terms whether or not the Reorganization is completed and whether or not the IPO is consummated, provided that if the Reorganization is consummated this Agreement will be assumed, by operation of law and without any further action of any party, by the corporate subsidiary of the Parent as the Company hereunder and will remain in full force and effect thereafter subject to its terms.

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Company, Executive and, for the limited purposes specified, the Parent, as follows:

     1.   Employment Period.  Subject to the terms and conditions of this
          -----------------
Agreement, the Company hereby agrees to employ Executive during the Employment Period (as defined below) and Executive hereby agrees to remain in the employ of the Company and to provide services during the Employment Period in accordance with this Agreement. The "Initial Employment Period" shall be the period beginning on the Effective Date and ending on the third anniversary thereof, unless sooner terminated as provided herein. At the conclusion of the Initial Employment Period this Agreement shall automatically renew for additional one year terms (each a "Renewal Employment Period" and together with the Initial Employment Period, the "Employment Period") unless either party gives notice of intent not to renew at least 90 days prior to the beginning of any Renewal Employment Period.

     2.   Duties.  Executive agrees that during the Employment Period while
          ------
Executive is employed by the Company, Executive will devote Executive's full business time, energies and talents to serving as the Manager of the Company until the consummation of the Reorganization and the President and Chief Executive Officer of the Company and the Parent immediately after the consummation of the Reorganization. For periods prior to the Reorganization, Executive will provide services for the Company in accordance with the terms of the Company's Operating Agreement dated as of February 10, 1999 (as the same may be amended from time to time) (the "Operating Agreement") and, for periods after the Reorganization, at the direction of the Parent's Board of Directors (the "Board"). Executive shall have such duties and responsibilities as may be assigned to Executive from time to time pursuant to the Operating Agreement or the Board, as applicable, shall perform all duties assigned to Executive faithfully and efficiently, subject to the terms of the Operating Agreement or the direction of the Board, as applicable, and shall have such authorities and powers as are inherent to the undertakings applicable to Executive's position and necessary to carry out the responsibilities and duties required of Executive hereunder. Executive will perform the duties required by this Agreement at the Company's principal place of business unless the nature of such duties requires otherwise. The parties acknowledge and agree that the Company is transitioning its principal place of business and that no later than December 31, 2000, such principal place of business will be in the greater Chicago metropolitan area. Prior to the Reorganization, Executive shall be elected to serve as a member of the Board for a term to be mutually agreed to by Executive and the Parent. In addition, if the Parent forms an Executive Committee of the Board, Executive shall serve as a member of such committee. Notwithstanding the foregoing, during the Employment Period, Executive may devote reasonable time to activities other than those required under this Agreement, including activities involving professional, charitable, educational, religious and similar type activities to the extent such activities do not, in the reasonable judgment of the Board, inhibit, prohibit, interfere with or conflict with Executive's duties under this Agreement or conflict in any material way with the business of the Parent, the Company and their respective affiliates; provided, however, that Executive shall not serve on the board of directors of any business (other than the Company) or hold any other position with any business without receiving the prior written consent of the Board, which consent may not be unreasonably withheld.

     3.   Compensation and Benefits.  Subject to the terms and conditions of
          -------------------------
this Agreement, during the Employment Period while Executive is employed by the Company, the Company shall compensate Executive for Executive's services as follows:

     (a) Effective January 1, 2000, Executive shall be compensated at an annual rate of $225,000 (the "Annual Base Salary"), which shall be payable in accordance with

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

          the normal payroll practices of the Company. Beginning on January 1, 2001 and on each anniversary of such date, Executive's rate of Annual Base Salary shall be reviewed in accordance with the Operating Agreement for periods prior to the consummation of the Reorganization or by the Board and/or the Parent's Compensation Committee (the "Compensation Committee") thereafter, and following such review, the Annual Base Salary may be adjusted upward but in no event will be decreased. On or before April 15, 2000, the Company shall pay Executive all amounts that remain unpaid in connection with the retroactive increase in Executive's Annual Base Salary.

     (b) Executive shall be entitled to receive performance based annual incentive bonuses ("Incentive Bonus") from the Company in accordance with the Company's Executive Compensation Strategy and Incentive Design Plan as in effect from time to time (the "Incentive Bonus Plan"). The annual Incentive Bonus at the target level of performance will be 55% of the Annual Base Salary for the year in which the bonus relates (the "Target Incentive Bonus"). The annual Incentive Bonus may range from 50% to 200% of the Target Incentive Bonus based the level of the Company's and Executive's performance. In addition, the Incentive Bonus is subject to further adjustment as described below.

          After discussions with Executive, the Compensation Committee shall establish annual incentive goals that provide Executive with the opportunity to earn an annual Incentive Bonus. The first such goals will be delivered in writing to Executive prior to the Effective Date, or as soon thereafter as possible, and annually thereafter on or about December 15 of each year. Within 45 days after the end of each fiscal year of the Company, the Compensation Committee shall review the goals for the prior year and develop recommendations as to the amount of Incentive Bonus Executive is eligible to receive based on the satisfaction of the applicable criteria. The Compensation Committee's recommendation may include a request to either increase or decrease the Incentive Bonus by up to an additional 20% based on individual performance. All such recommendations will be submitted to the Board for review, amendment (if necessary) and approval. Promptly after such final approval, Executive shall be notified of the outcome and, if applicable, any Incentive Bonus that was awarded shall be paid.

          On or before April 15, 2000, the Company shall pay Executive a lump sum bonus in the amount of $400,000. This payment is in addition to other amounts that may be owed pursuant to this paragraph 3(b) and will be subject to applicable withholdings.

     (c) As soon as practicable after the Reorganization, Executive shall be granted an option under the Parent's Amended and Restated 2000 Long Term Incentive Plan (the "Option Plan") to purchase 500,000 shares of the Parent's common stock (the

          "Stock Options"), at a purchase price equal to the Fair Market Value (as defined in the Option Plan) as of the date of grant.

          The Stock Options shall be subject to the terms of the Option Plan and of the Award Agreement delivered in connection with the Option Plan. As of the date of grant, the Stock Options shall be fully vested and exercisable with respect to 6.25% of the shares of stock subject thereto multiplied by the number of full 90 day periods which have then elapsed since the Executive was first employed by the Company and its affiliates (whether pursuant to this Agreement or otherwise). Other stock options that may be granted shall be subject to the terms of the Option Plan and the Award Agreement delivered pursuant to the Option Plan. The Stock Options and other stock options that may be granted shall fully vest and become exercisable upon each of the following events: (i) a Change in Control (as defined in paragraph 4(h) below), or (ii) termination of this Agreement by the Company for any reason other than Cause (as defined in paragraph 4(h) below)).

          Unexpired Stock Options and other stock options that may be granted shall be exercisable for a period of 12 months following termination of Executive's employment with the Company, provided that if Executive's employment with the Company is terminated for Cause, such options shall be exercisable for a period of 30 days following such termination.

          On or before January 1, 2001, and each year thereafter, the Compensation Committee shall consider granting to Executive additional stock options under the Option Plan. Executive will participate in other stock options grants awarded to senior executives of the Company.

     (d) Except as otherwise specifically provided to the contrary in this Agreement, Executive shall be provided with pension and welfare fringe benefits to the same extent and on the same terms as those benefits are provided by the Company from time to time to the Company's other senior management employees and Executive shall be entitled to no less than four weeks' vacation for each calendar year.

     (e) Executive shall be reimbursed by the Company, on terms and conditions that are substantially similar to those that apply to other similarly situated senior management employees of the Company, for reasonable out-of-pocket expenses for entertainment, travel, meals, lodging and similar items which are consistent with the Company's expense reimbursement policy and actually incurred by Executive in the promotion of the Company's business.

     (f) The Company shall provide Executive with all other perquisites approved by the Board from time to time, including without limitation
          (i) a car allowance of $850

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          per month, (ii) initiation fees and periodic dues and assessments at a country club of Executive's choice, provided that the Board, or its designee, has approved an annual maximum for these payments, such approval not to be unreasonably withheld, (iii) reimbursement for legal and financial planning professional fees incurred by Executive in an amount up to $25,000 during calendar year 2000 and $5,000 per year thereafter, and (iv) a Company purchased term life insurance policy covering Executive with a minimum death benefit of $5,000,000, with Executive having the right to name the beneficiary and assume ownership of the policy upon termination of this Agreement. In addition, Executive shall be provided with the relocation assistance that is (i) awarded under the Company's relocation plan in effect from time to time, and (ii) communicated by the Company in writing to Executive.

     4.   Rights and Payments Upon Termination.  Executive's right to benefits
          ------------------------------------
and payments, if any, for periods after the date on which Executive's employment with the Company and its affiliates terminates for any reason (the "Termination Date") shall be determined in accordance with this paragraph 4:

     (a)  Minimum Payments.  If Executive's Termination Date occurs during the
          ----------------
          Employment Period for any reason, Executive shall be entitled to the following payments, in addition to any payments or benefits to which Executive may be entitled under the following provisions of this paragraph 4 (other than this paragraph (a)) or the express terms of any employee benefit plan or as required by law:

          (i) Executive's earned but unpaid Annual Base Salary for the period ending on Executive's Termination Date;

          (ii) Executive's earned but unpaid Incentive Bonus for the prior fiscal year;

          (iii) Executive's accrued but unpaid vacation pay for the period ending with Executive's Termination Date, as determined in accordance with the Company's policy as in effect from time to time; and

          (iv) Executive's unreimbursed business expenses and all other items earned and owed to Executive through and including or benefits which have vested as of the Termination Date.

          Payments to be made to Executive pursuant to this paragraph 4(a) shall be made within 30 days after Executive's Termination Date. Except as may be otherwise expressly provided to the contrary in this Agreement or as otherwise provided by law, nothing in this Agreement shall be construed as requiring Executive to be treated as employed by the Company following Executive's Termination Date for purposes of any employee benefit plan or arrangement in which Executive may participate at such time.

     (b)  Termination By Company for Cause. If Executive's Termination Date
          --------------------------------
          occurs during the Employment Period and is a result of the Company's termination of Executive's employment on account of Cause, then, except as described in paragraph 4(a) or as agreed in writing between Executive and the Company, Executive shall have no right to payments or benefits under this Agreement (and the Company shall have no obligation to make any such payments or provide any such benefits) for periods after Executive's Termination Date.

     (c)  Termination for Death or Disability.  If Executive's Termination Date
          -----------------------------------
          occurs during the Employment Period and is a result of Executive's death or Disability, then, except as described in paragraph 4(a) or as agreed in writing between Executive and the Company, Executive (or in the event of Executive's death, Executive's estate) shall be entitled to the following: (i) continuing payments of Executive's Annual Base Salary (payable in accordance with paragraph 3(a)), (ii) continuation of health benefits for, if applicable, Executive and Executive's dependents at a cost which is no greater than is charged to active employees of the Company and their dependents, which continuing health benefits shall be in addition to, and not part of, any health benefits required to be provided to Executive and Executive's dependents under
          Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), and (iii) a lump sum payment equal to the Target Incentive Bonus, provided that the payments and benefits contemplated by the immediately preceding items (i) and (ii) shall commence on Executive's Termination Date and end on the earlier of (I) the first anniversary of Executive's Termination Date, or (II) if applicable, the date on which Executive violates the provisions of paragraphs 5 or 6 of this Agreement.

     (d)  Certain Terminations by the Company or Executive.  If Executive's
          ------------------------------------------------
          Termination Date occurs during the Employment Period and is a result of Executive's termination of employment (A) by the Company for any reason other than Cause (and is not on account of Executive's death, Disability, or voluntary resignation, the mutual agreement of the parties or pursuant to paragraph 4(e)), (B) by Executive following the Company's breach of this Agreement in any material respect and failure to cure the breach within 30 days after notice thereof from Executive, or (C) by Executive within 60 days after the Company relocates its principal place of business outside of the greater Chicago metropolitan area, then, except as described in paragraph 4(a) or as agreed in writing between Executive and the Company, Executive shall be entitled to the following payments and benefits: (i) continuing payments of Executive's Annual Base Salary (payable in accordance with paragraph 3(a)), (ii) continuation of health benefits for Executive and Executive's dependents at a cost which is no greater than is charged to active employees of the Company and their dependents, which continuing health benefits shall be in addition to, and not part of, any health benefits required to be provided to Executive and Executive's dependents under
          Section 4980B of the Code; (iii) a lump sum payment equal to the Target Incentive Bonus, and (iv) continued vesting of any unvested stock options, provided that the payments and benefits contemplated by the immediately preceding items (i), (ii) and (iv) shall commence on Executive's Termination Date and end on the earlier of (I) the first anniversary of Executive's Termination Date, or (II) the date on which Executive violates the provisions of paragraphs 5 or 6 of this Agreement. Notice by the Company that the term of this Agreement will not be renewed will not result in Executive being eligible for any payments or benefits contemplated by this paragraph 4(d).

     (e)  Termination by Executive. If Executive's Termination Date occurs
          ------------------------
          during the Employment Period, is within the one year period after a Change in Control, and is (A) a result of Executive's termination of employment by the Company for any reason other than Cause, or (B) a result of Executive terminating this Agreement for Good Reason (as defined in paragraph 4(h)), then, except as described in paragraph 4(a) or as agreed in writing between Executive and the Company, Executive shall be entitled to the following payments and benefits:
          (i) a lump sum payment equal to two times Executive's Annual Base Salary; (ii) continuation of health benefits for Executive and Executive's dependents for a period of two years after Executive's Termination Date at a cost which is no greater than is charged to active employees of the Company and their dependents, which continuing health benefits shall be in addition to, and not part of, any health benefits required to be provided to Executive and Executive's dependents under Section 4980B of the Code; (iii) a lump sum payment equal to the Target Incentive Bonus, and (iv) immediate vesting of any and all stock options or other incentive awards held by Executive.

     (f)  Termination for Voluntary Resignation, Mutual Agreement or Other
          ----------------------------------------------------------------
          Reasons. If Executive's Termination Date occurs during the Employment
          -------
          Period and is a result of Executive's voluntary resignation, the mutual agreement of the parties, or any reason other than those specified in paragraphs (b), (c), (d) or (e) above, then, except as described in paragraph 4(a) or as agreed in writing between Executive and the Company, Executive shall have no right to payments or benefits under this Agreement (and the Company shall have no obligation to make any such payments or provide any such benefits) for periods after Executive's Termination Date.

     (g)  Excise Tax. If any payment or benefit to which Executive is entitled
          ----------
          under this Agreement constitutes a "parachute payment" within the meaning of section 280G of the Code and, as a result thereof, Executive is subject to a tax under section 4999 of the Code or any similar tax or assessment (an "Excise Tax"), the Company shall pay to Executive an additional amount (the "Make-Whole

          Amount") which is intended to make Executive whole for such Excise Tax. The Make-Whole Amount shall be equal to the sum of (i) the amount of the Excise Tax, plus (ii) all income, excise and other applicable
                             ----
          taxes imposed on Executive under the laws of any Federal, state or local government or taxing authority by reason of the payments required under clause (i) and this clause (ii). The Make-Whole Amount payable with respect to an Excise Tax shall be paid by the Company coincident with the payment and benefits with respect to which such Excise Tax relates.

          If the Internal Revenue Service (the "IRS") subsequently adjusts the Excise Tax and as a result of such adjustment Executive owes additional Excise Tax, the Company shall pay such additional Make-Whole Amount that is necessary to make Executive whole (less any amounts received by Executive that Executive would not have received had the computation initially been computed as subsequently adjusted), including the value of any underpaid Excise Tax, and any related interest and/or penalties due to the IRS. If such adjustment by the IRS results in a refund of previously paid Excise Taxes to Executive, then Executive shall promptly pay the Company the amount of such refund.

     (h)  Definitions.  For purposes of this Agreement:
          -----------

          (i) the term "Cause" shall mean (A) the continuous failure by Executive to substantially perform Executive's duties under this Agreement, as determined by the Board and after expiration of a cure period of 30 days following Executive's receipt of written notice from the Board describing such failure; (B) the willful engaging by Executive in conduct which is demonstrably and materially injurious to the Company or its affiliates, monetarily or otherwise, as determined by the Board, (C) conduct by Executive that involves theft, fraud or dishonesty, (D) repeated instances of drug or alcohol abuse or unauthorized absences during scheduled work hours, or (E) Executive's violation of the provisions of paragraph 5 or 6 of this Agreement;

          (ii) the term "Change in Control" shall mean a change in the beneficial ownership of the voting stock of the Parent or a change in the composition of the Board that occurs as follows:

               (A) any "Person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Parent, any entity owned, directly or indirectly, by the stockholders of the Parent in substantially the same proportions as their ownership of stock of the Parent, or any trustee or other fiduciary holding securities under an employee benefit plan of the Parent or its subsidiaries or such proportionately owned corporation) becomes through acquisitions of securities of the Parent after the Effective Date of the Plan, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Parent representing 50% or more of the combined voting power of the then outstanding securities of the Parent having the right to vote for the election of directors;

               (B) the stockholders of the Parent approve a merger or consolidation of the Parent with any other corporation, other than (I) a merger or consolidation which would result in the voting securities of the Parent outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Parent or such surviving entity outstanding immediately after such merger or consolidation, or (II) a merger or consolidation effected to implement a recapitalization of the Parent (or similar transaction) in which no Person acquires more than 15% of the then outstanding securities of the Parent having the right to vote for the election of directors;

               (C) the stockholders of the Parent approve a plan of complete liquidation of the Parent or an agreement for the sale or disposition by the Parent of all or substantially all of the assets of the Parent (or any transaction having a similar effect); or

               (D) during any 24 month period, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Parent to effect a transaction described in paragraph (A), (B) or (C) of this paragraph 4(h)(ii)) whose election by the Board or nomination for election by the stockholders of the Parent was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

               Notwithstanding the foregoing Executive acknowledges and agrees that neither the Reorganization nor the IPO itself shall constitute a Change in Control for purposes of this Agreement;

          (iii) the term "Good Reason" means the occurrence of any of the following in anticipation of or within the one year period immediately following a Change in Control: (A) the assignment to Executive of duties that are materially inconsistent with Executive's duties described in paragraph 2, including, without limitation, a material diminution or reduction in Executive's office or responsibilities or a reduction in Executive's rate of Annual Base Salary, bonus or other compensation or a change in Executive's reporting relationship, (B) the relocation of Executive to a location that is not within 50 miles of Executive's then current principal place of business, or (C) the failure of the Company to continue in effect any of the Company's annual and long-term incentive compensation plans or employee benefit or retirement plans, policies, practices, or other compensation arrangements in which Executive participates unless such failure to continue the plan, policy, practice or arrangement (I) is required by law, or (II) pertains to all plan participants generally and the lost value is being replaced by a new plan, policy, practice or arrangement of reasonably equivalent value; and

          (iv) the term "Disability" shall mean the inability of Executive to continue to perform Executive's duties under this Agreement on a full-time basis as a result of mental or physical illness, sickness or injury for a period of 120 days within any 12-month period, as determined in the sole discretion of the Board.

Notwithstanding any other provision of this Agreement, Executive shall automatically cease to be an officer of the Parent, the Company and their respective affiliates as of Executive's Termination Date and, to the extent permitted by applicable law, any and all monies that Executive owes to the Company shall be repaid to the extent possible, through deduction of such amounts from any post-termination payments owed to Executive pursuant to this Agreement. Notwithstanding any other provision of this Agreement, the Company may suspend Executive from performing Executive's duties under this Agreement; provided, however, that during the period of suspension (which shall end no later than Executive's Termination Date), Executive shall continue to be treated as an employee of the Company for other purposes, and Executive's rights to compensation or benefits hereunder shall be in effect. Other than as expressly provided in paragraphs 4(c) and (d), post-termination benefits may not be suspended or not paid.

     5.   Confidential Information.  Executive agrees that:
          ------------------------

     (a) Except as may be required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that Executive has express authorization from the Company, Executive agrees to keep secret and confidential indefinitely all non-public information (including, without limitation, information regarding litigation and pending litigation) concerning the Company and its affiliates (collectively, "Confidential Information") which was acquired by or disclosed to

               Executive during the course of Executive's employment with the Company and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way.

          (b) Confidential Information does not include (i) information which, at the time of disclosure is published, known publicly or is otherwise in the public domain, through no fault of Executive;
               (ii) information which, after disclosure is published or becomes known publicly or otherwise becomes part of the public domain, through no fault of Executive; and (iii) information which is required to be disclosed in compliance with applicable laws or regulations or by order of a court or other regulatory body of competent jurisdiction.

          (c) To the extent that any court or agency seeks to have Executive disclose Confidential Information, Executive shall promptly inform the Company, and Executive shall take such reasonable steps to prevent disclosure of Confidential Information until the Company has been informed of such requested disclosure, and the Company has an opportunity to respond to such court or agency. To the extent that Executive obtains information on behalf of the Company or any of its affiliates that may be subject to attorney-client privilege as to the Company's attorneys, Executive shall follow the guidelines provided by the Company's legal counsel on maintaining the confidentiality of such information and to preserve such privilege.

          (d) Nothing in the foregoing provisions of this paragraph 5 shall be construed so as to prevent Executive from using, in connection with Executive's employment for himself or an employer other than the Company and its affiliates, knowledge which was acquired by Executive during the course of Executive's employment with the Company and its affiliates and which is generally known to persons of Executive's experience in other companies in the same industry.

     6.   Noncompetition and Nonsolicitation.  While Executive is employed by
          ----------------------------------
the Company and its affiliates, and for a period of 12 months after Executive's Termination Date, Executive agrees that:

          (a) Executive will not, directly or indirectly engage in, assist, perform services for, establish or open, or have any equity interest (other than ownership of 5% or less of the outstanding stock of any corporation listed on the New York or American Stock Exchange or included in the National Association of Securities Dealers Automated Quotation System) in any person, firm, corporation, partnership or business entity (whether as an employee, officer, partner, director, agent, security holder, creditor, consultant, or otherwise) that engages in the Restricted Business (as defined below) in the Restricted Territory (as defined below);

          (b) Executive will not, directly or indirectly, for himself or on behalf of or in conjunction with any other person, firm, corporation, partnership or business entity, solicit or attempt to solicit any party who is then or, during the 12-month period prior to such solicitation or attempt by Executive was (or was solicited to become), a customer of the Company, provided that the restriction in this paragraph (b) shall not apply to any activity on behalf of a business that is not a Restricted Business; and

          (c) Executive will not (and will not attempt to) solicit, entice, persuade or induce any individual who is employed by the Company or its affiliates to terminate or refrain from renewing or extending such employment or to become employed by or enter into contractual relations with any other individual or entity other than the Company or its affiliates, and Executive shall not approach any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

For purposes of this Agreement the term (a) "Restricted Business" means the business of providing wireless telecommunication services or any other business in which the Company is materially engaged on Executive's Termination Date, and
(b) "Restricted Territory" means all of the basic trading areas (as defined in the Rand McNally Commercial Atlas and Marketing Guide or the successor thereto) in which the Company has been granted the right to carry on the Restricted Business.

     7.   Equitable Remedies.  Executive acknowledges that the Company would be
          ------------------
irreparably injured by a violation of paragraphs 5 or 6 hereof and Executive agrees that the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining Executive from any actual or threatened breach of either paragraph 5 or 6. If a bond is required to be posted in order for the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum.

     8.   Notices.  Any notices provided for in this Agreement shall be in
          -------
writing and shall be deemed to have been duly received when delivered in person or sent by facsimile transmission, on the first business day after it is sent by air express courier service or on the second business day following deposit in the United States registered or certified mail, return receipt requested, postage prepaid and addressed, in the case of Executive, to the most recent home address reflected in the Company's records and, in the case of the Company, to its principal executive offices, or such other address as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon actual receipt.

     9.   Withholding.  All compensation payable under this Agreement shall be
          -----------
subject to customary withholding taxes and other employment taxes as required with respect to compensation paid by a corporation to an employee and the amount of compensation payable hereunder shall be reduced appropriately to reflect the amount of any required withholding. Except as specifically required herein, the Company shall have no obligation to make any payments to Executive or to make Executive whole for the amount of any required taxes.

    10.   Successors.  This Agreement shall be binding on, and inure to the
          ----------
benefit of, the Company and its successors and assigns and any person acquiring, whether by merger, reorganization, consolidation, by purchase of assets or otherwise, all or substantially all of the assets of the Company. To the extent applicable, this Agreement shall be binding on, and inure to the benefit of, the Parent and its successors and assigns and any person acquiring, whether by merger, reorganization, consolidation, by purchase of assets or otherwise, all or substantially all of the assets of the Parent.

     11.  Nonalienation.  The interests of Executive under this Agreement are
          -------------
not subject to the claims of Executive's creditors, other than the Company, and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered.

     12.  Waiver of Breach.  The waiver by the Company, the Parent or Executive
          ----------------
of a breach of any provision of this Agreement shall not operate as or be deemed a waiver by such party of any subsequent breach. Continuation of payments hereunder by the Company following a breach by Executive of any provision of this Agreement shall not preclude the Company from thereafter terminating said payments based upon the same violation.

     13.  Severability.  It is mutually agreed and understood by the parties
          ------------
that should any of the agreements and covenants contained herein be determined by any court of competent jurisdiction to be invalid by virtue of being vague or unreasonable, including but not limited to the provisions of paragraphs 5 or 6, then the parties hereto consent that this Agreement shall be amended retroactive to the date of its execution to include the terms and conditions said court deems to be reasonable and in conformity with the original intent of the parties and the parties hereto consent that under such circumstances, said court shall have the power and authority to determine what is reasonable and in conformity with the original intent of the parties to the extent that said covenants and/or agreements are enforceable.

     14.  Prevailing Party. In the event of any action, proceeding or litigation
          ----------------
(collectively, the "Action") between the parties arising out of or in relation to this Agreement, the prevailing party in such Action, shall be entitled to recover, in addition to any damages, injunctions, or other relief and without regard to whether the Action is prosecuted to final appeal, all of its costs and expenses including, without limitation, reasonable attorney's fees, from the non-prevailing party.

     15.  Applicable Law.  This Agreement shall be construed in accordance with
          --------------
the laws of the State of Illinois, without regard to conflict of law principles.

     16.  Amendment.  This Agreement may be amended or cancelled by mutual
          ---------
Agreement of the parties in writing without the consent of any other person.

     17.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by one party hereto, but together signed by both of the parties hereto.

     18.  Other Agreements.  This Agreement constitutes the sole and complete
          ----------------
Agreement between or among the Company, the Parent and Executive and supersedes all other prior or contemporaneous agreements, both oral and written, between or among the Company, the Parent and Executive with respect to the matters contained herein including, without limitation the Management Agreement between the Company and Executive dated as of March 12, 1999, and any prior or contemporaneous employment agreements, severance agreements or arrangements between or among the parties. No verbal or other statements, inducements, or representations have been made to or relied upon by Executive. The parties have read and understand this Agreement.

     IN WITNESS THEREOF, Executive has hereunto set Executive's hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.


                              Illinois PCS, LLC


                              By: /s/ Alan C. Anderson
                                  -----------------------------------
                              Its: Chairman of the Board
                                   ----------------------------------

                              EXECUTIVE


                              /s/ Timothy M. Yager
                              ---------------------------------------
                              Timothy M. Yager


     IN WITNESS THEREOF, the Parent has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written, for the limited purposes specified herein.


                              iPCS, Inc.


                              By: /s/ Alan C. Anderson
                                  -----------------------------------
                              Its: Chairman of the Board
                                   ----------------------------------